Exhibit 99.1

Raptor Pharmaceutical Corp. Holds
Pre-NDA Meeting with FDA for
 RP103 for Nephropathic Cystinosis

Company Remains on Track for NDA Submission in Q1 2012

Novato, California, October 25, 2011 — Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (NASDAQ: RPTP), announced today that the Company concluded a pre-New Drug Application (“NDA”) meeting with the U.S. Food and Drug Administration (“FDA”) related to its investigational drug candidate, RP103 (delayed-release formulation of cysteamine bitartrate), for the treatment of nephropathic cystinosis. The purpose of the meeting was to discuss the proposed NDA and to confirm the clinical, non-clinical and manufacturing requirements for the Company’s NDA submission, which the Company intends to file in the first quarter of 2012, as previously announced.

"We’ve come out of the pre-NDA meeting with a bolstered understanding of the agency's requirements for our submission," said Christopher M. Starr, Ph.D. and CEO of Raptor. "Based on feedback received during the meeting and in prior correspondence, we are moving forward with our NDA submission for RP103 in the first quarter of next year."

About Nephropathic Cystinosis

Nephropathic cystinosis is an inborn metabolic error characterized by the abnormal transport of cystine, an amino acid, out of the lysosomes. Poor compliance with current treatments for nephropathic cystinosis can cause serious health consequences, including: renal failure and resultant need for a kidney transplant; growth failure; rickets and fractures; and photophobia and blindness. Symptom onset typically occurs within the first year of life, when cystine crystals accumulate in various tissues and organs, including the kidneys, brain, liver, thyroid, pancreas, muscles and eyes.

About Cysteamine and RP103

RP103 is Raptor's proprietary enteric-coated, microbead oral formulation of cysteamine bitartrate designed to potentially reduce dosing frequency and reduce gastrointestinal side effects associated with immediate-release cysteamine bitartrate, which is approved for sale by the FDA and the European Medicines Agency (“EMA”) to treat nephropathic cystinosis. Raptor has been granted orphan product designation for RP103 by the EMA and FDA.

In December 2007, Raptor obtained an exclusive, worldwide license from the University of California, San Diego for the development DR Cysteamine for nephropathic cystinosis and cysteamine for other potential indications including Huntington's Disease and Non-alcoholic Steatohepatitis.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) seeks to research, produce, and deliver medicines that improve life for patients with severe, rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, Non-alcoholic Steatohepatitis (“NASH”), Huntington’s Disease (“HD”), aldehyde dehydrogenase deficiency (“ALDH2”), and thrombotic disorder.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements:; that Raptor will file a New Drug Application in the first quarter of 2012, if at all; and that Raptor will be able to successfully develop RP103 or DR Cysteamine or any of its other product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K filed with the SEC on November 22, 2010; and Raptor's quarterly report on Form 10-Q filed with the SEC on July 12, 2011; all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

Contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

EVC Group (media)
Janine McCargo
(646) 688-0425
jmccargo@evcgroup.com